K&L GATES LLP 1601 K STREET, N.W. WASHINGTON, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

February 26, 2026

Direxion Shares ETF Trust

535 Madison Avenue

37th Floor

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Direxion Shares ETF Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 453 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-150525; 811-22201) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 26, 2026, registering an indefinite number of shares of beneficial interest in the series of the Trust listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statements of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;
(ii)	the Trust’s certificate of trust, governing instrument, and by-laws in effect on the date of this opinion letter;
(iii)

the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series and the authorization for issuance and sale of the Shares; and

(iv)	the relief issued by the Commission from the federal securities laws, including the Investment Company Act, under Rule 6c-11 under the Investment Company Act (“Relief”).

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

February 26, 2026 Page 2

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with the applicable Relief. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Legal Counsel” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

February 26, 2026 Page 3

Schedule A

ACTIVELY MANAGED FUNDS

Direxion HCM Tactical Enhanced US ETF

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index ETF

COMMODITY-RELATED FUNDS

Direxion Auspice Broad Commodity Strategy ETF

1X BEAR FUNDS

Direxion Daily S&P 500® Bear 1X ETF

Direxion Daily Crypto Industry Bear 1X ETF

Direxion Daily Magnificent 7 Bear 1X ETF

SINGLE STOCKS FUNDS

Direxion Daily AAPL Bear 1X ETF

Direxion Daily AMD Bear 1X ETF

Direxion Daily AMZN Bear 1X ETF

Direxion Daily AVGO Bear 1X ETF

Direxion Daily BA Bear 1X ETF

Direxion Daily BRKB Bear 1X ETF

Direxion Daily CSCO Bear 1X ETF

Direxion Daily F Bear 1X ETF

Direxion Daily GOOGL Bear 1X ETF

Direxion Daily LLY Bear 1X ETF

Direxion Daily LMT Bear 1X ETF

Direxion Daily META Bear 1X ETF

Direxion Daily MSFT Bear 1X ETF

Direxion Daily MU Bear 1X ETF

Direxion Daily NFLX Bear 1X ETF

Direxion Daily NVDA Bear 1X ETF

Direxion Daily ORCL Bear 1X ETF

Direxion Daily PANW Bear 1X ETF

Direxion Daily PLTR Bear 1X ETF

Direxion Daily QCOM Bear 1X ETF

Direxion Daily SHOP Bear 1X ETF

Direxion Daily TSLA Bear 1X ETF

Direxion Daily TSM Bear 1X ETF

Direxion Daily XOM Bear 1X ETF

February 26, 2026 Page 4

Direxion Daily AAPL Bull 2X ETF

Direxion Daily ADBE Bull 2X ETF

Direxion Daily AMD Bull 2X ETF

Direxion Daily AMZN Bull 2X ETF

Direxion Daily ASML Bull 2X ETF

Direxion Daily AVGO Bull 2X ETF

Direxion Daily BA Bull 2X ETF

Direxion Daily BABA Bull 2 ETF

Direxion Daily BRKB Bull 2X ETF

Direxion Daily COIN Bull 2X ETF

Direxion Daily CSCO Bull 2X ETF

Direxion Daily F Bull 2X ETF

Direxion Daily GOOGL Bull 2X ETF

Direxion Daily HOOD Bull 2X ETF

Direxion Daily INTC Bull 2X ETF

Direxion Daily LLY Bull 2X ETF

Direxion Daily LMT Bull 2X ETF

Direxion Daily META Bull 2X ETF

Direxion Daily MRVL Bull 2X ETF

Direxion Daily MSFT Bull 2X ETF

Direxion Daily MU Bull 2X ETF

Direxion Daily NFLX Bull 2X ETF

Direxion Daily NVDA Bull 2X ETF

Direxion Daily ORCL Bull 2X ETF

Direxion Daliy PANW Bull 2X ETF

Direxion Daily PLTR Bull 2X ETF

Direxion Daily PYPL Bull 2X ETF

Direxion Daily QCOM Bull 2X ETF

Direxion Daily SHOP Bull 2X ETF

Direxion Daily SOFI Bull 2X ETF

Direxion Daily TSLA Bull 2X ETF

Direxion Daily TSM Bull 2X ETF

Direxion Daily TXN Bull 2X ETF

Direxion Daily UNH Bull 2X ETF

Direxion Daily XOM Bull 2X ETF

2X FUNDS

Direxion Daily S&P 500® Bull 2X ETF

Direxion Daily MSCI Brazil Bull 2X ETF

Direxion Daily CSI 300 China A Share Bull 2X ETF

Direxion Daily CSI China Internet Index Bull 2X ETF

Direxion Daily MSCI India Bull 2X ETF

Direxion Daily AI and Big Data Bull 2X ETF

February 26, 2026 Page 5

Direxion Daily AI and Big Data Bear 2X ETF

Direxion Daily Crypto Industry Bull 2X ETF

Direxion Daily Energy Bull 2X ETF

Direxion Daily Energy Bear 2X ETF

Direxion Daily Magnificent 7 Bull 2X ETF

Direxion Daily Magnificent 7 Bear 2X ETF

Direxion Daily Gold Miners Index Bull 2X ETF

Direxion Daily Gold Miners Index Bear 2X ETF

Direxion Daily Junior Gold Miners Index Bull 2X ETF

Direxion Daily Junior Gold Miners Index Bear 2X ETF

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X ETF

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X ETF

Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X ETF

Direxion Daily NYSE FANG+ Bull 2X ETF

Direxion Daily Biotech Top 5 Bull 2X ETF

Direxion Daily Biotech Top 5 Bear 2X ETF

Direxion Daily Consumer Discretionary Top 5 Bull 2X ETF

Direxion Daily Consumer Discretionary Top 5 Bear 2X ETF

Direxion Daily Energy Top 5 Bull 2X ETF

Direxion Daily Energy Top 5 Bear 2X ETF

Direxion Daily Financial Top 5 Bull 2X ETF

Direxion Daily Financial Top 5 Bear 2X ETF

Direxion Daily Semiconductors Top 5 Bull 2X ETF

Direxion Daily Semiconductors Top 5 Bear 2X ETF

Direxion Daily Technology Top 5 Bull 2X ETF

Direxion Daily Technology Top 5 Bear 2X ETF

Direxion Daily Uranium Industry Bull 2X ETF

3X FUNDS

Direxion Daily Mid Cap Bull 3X ETF

Direxion Daily S&P 500® Bull 3X ETF

Direxion Daily S&P 500® Bear 3X ETF

Direxion Daily Small Cap Bull 3X ETF

Direxion Daily Small Cap Bear 3X ETF

Direxion Daily S&P 500® High Beta Bull 3X ETF

Direxion Daily S&P 500® High Beta Bear 3X ETF

Direxion Daily FTSE China Bull 3X ETF

Direxion Daily FTSE China Bear 3X ETF

Direxion Daily MSCI Emerging Markets Bull 3X ETF

Direxion Daily MSCI Emerging Markets Bear 3X ETF

Direxion Daily FTSE Europe Bull 3X ETF

Direxion Daily MSCI Mexico Bull 3X ETF

Direxion Daily MSCI South Korea Bull 3X ETF

Direxion Daily Aerospace & Defense Bull 3X ETF

Direxion Daily S&P Biotech Bull 3X ETF

February 26, 2026 Page 6

Direxion Daily S&P Biotech Bear 3X ETF

Direxion Daily Consumer Discretionary Bull 3X ETF

Direxion Daily Financial Bull 3X ETF

Direxion Daily Financial Bear 3X ETF

Direxion Daily Healthcare Bull 3X ETF

Direxion Daily Homebuilders & Supplies Bull 3X ETF

Direxion Daily Industrials Bull 3X ETF

Direxion Daily Dow Jones Internet Bull 3X ETF

Direxion Daily Dow Jones Internet Bear 3X ETF

Direxion Daily Pharmaceutical & Medical Bull 3X ETF

Direxion Daily Real Estate Bull 3X ETF

Direxion Daily Real Estate Bear 3X ETF

Direxion Daily Regional Banks Bull 3X ETF

Direxion Daily Retail Bull 3X ETF

Direxion Daily Semiconductor Bull 3X ETF

Direxion Daily Semiconductor Bear 3X ETF

Direxion Daily Technology Bull 3X ETF

Direxion Daily Technology Bear 3X ETF

Direxion Daily Transportation Bull 3X ETF

Direxion Daily Utilities Bull 3X ETF

Direxion Daily 7-10 Year Treasury Bull 3X ETF

Direxion Daily 7-10 Year Treasury Bear 3X ETF

Direxion Daily 20+ Year Treasury Bull 3X ETF

Direxion Daily 20+ Year Treasury Bear 3X ETF

1.5X MONTHLY FUNDS

Direxion Enhanced S&P Equity Income ETF

Direxion Enhanced Qs Equity Income ETF

BITCOIN FUNDS

Direxion Daily Bitcoin Bear 1X ETF

Direxion Daily Bitcoin Bull 2X ETF

Direxion Daily Bitcoin Bear 2X ETF